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                                                                  Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated February 19, 2010 for the Van Kampen Life Investment Trust Comstock Portfolio, Van Kampen Life Investment Trust Global Tactical Asset Allocation Portfolio, Van Kampen Life Investment Trust Government Portfolio, and Van Kampen Life Investment Trust Growth and Income Portfolio, and our report dated February 25, 2010 for the Van Kampen Life Investment Trust Mid Cap Growth Portfolio in the related Prospectuses and Statement of Additional Information in this Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A No. 33-00628) of the Van Kampen Life Investment Trust.



                                                     /s/ ERNST & YOUNG LLP





Chicago, Illinois
April 13, 2010